EX(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated May 13, 2025, and May 29, 2025, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Investment Trust’s Certified Shareholder Report on Form N-CSR for the periods indicated in Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 22, 2025

Appendix A

Fund Name	Opinion Date	Period
John Hancock Diversified Real Assets Fund	May 13, 2025	April 1, 2024 – March 31, 2025
John Hancock Mid Cap Growth Fund	May 13, 2025	April 1, 2024 – March 31, 2025
John Hancock Fundamental Equity Income Fund	May 13, 2025	April 1, 2024 – March 31, 2025
John Hancock Global Climate Action Fund	May 13, 2025	April 1, 2024 – March 31, 2025
John Hancock Disciplined Value Global Long/Short Fund	May 29, 2025	September 1, 2024 – March 31, 2025